                                                                     Exhibit(a)4

                               HEALTHSOURCE, INC.

                               OFFER TO PURCHASE
                    FOR CASH ANY AND ALL OF THE OUTSTANDING
                   5% CONVERTIBLE SUBORDINATED NOTES DUE 2003
                              OF HEALTHSOURCE INC.
                        AT 101% OF THE PRINCIPAL AMOUNT
                                  OF THE NOTES

 SUBJECT TO THE TERMS AND CONDITIONS SET FORTH IN THE CHANGE OF CONTROL NOTICE AND OFFER TO PURCHASE, THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M.,
  NEW YORK CITY TIME, ON SEPTEMBER 18, 1997, AND MAY NOT BE EXTENDED EXCEPT AS REQUIRED BY APPLICABLE LAW (THE "EXPIRATION DATE"). NOTES TENDERED IN THE OFFER
           MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.

                                                                   July 25, 1997

To Our Clients:

     Enclosed for your consideration is a Change of Control Notice and Offer to Purchase, dated July 25, 1997 (as the same may be amended from time to time, the "Offer to Purchase"), and a Letter of Transmittal and instructions thereto (the "Letter of Transmittal"), relating to the offer (the "Offer") by Healthsource, Inc. ("Healthsource") to purchase for cash all of its outstanding 5% Convertible Subordinated Notes due 2003 (the "Notes") at 101% of the principal amount thereof, plus accrued and unpaid interest thereon up to but excluding the date of payment.

     The materials are being forwarded to you as the beneficial owner of Notes carried by us for your account or benefit but not registered in your name. A tender of any Notes may only be made by us as the registered holder and pursuant to your instructions.

     Accordingly, we request instructions as to whether you wish us to tender any or all such Notes held by us for your account or benefit pursuant to the terms and conditions set forth in the Offer to Purchase and the Letter of Transmittal. We urge you to read carefully the Offer to Purchase and Letter of Transmittal before instructing us to tender your Notes.

     Your instructions to us should be forwarded as promptly as possible in order to permit us to tender Notes on your behalf in accordance with the provisions of the Offer. Notes tendered pursuant to the Offer may be validly withdrawn, subject to the procedures described in the Offer to Purchase, at any time prior to the Expiration Date.

     Your attention is directed to the following:

     1.  The Offer is for all outstanding Notes.

     2.  The Offer will expire on the Expiration Date.

     3. Any transfer taxes incident to the transfer of Notes from the tendering holder to Healthsource will be paid by Healthsource, except as provided in the Offer to Purchase and the instructions to the Letter of Transmittal.

     If you wish to have us tender any or all of your Notes held by us for your account or benefit, please so instruct us by completing, executing and returning to us the instruction form that appears below. If you authorize the tender of your Notes, all such Notes will be tendered unless otherwise specified below. The accompanying Letter of Transmittal is furnished to you for informational purposes only and may not be used by you to tender Notes held by us and registered in our name for your account or benefit.

                                  INSTRUCTIONS

     The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Offer.

     This will instruct you to tender the principal amount of Notes indicated below held by you for the account or benefit of the undersigned pursuant to the terms of and conditions set forth in the Offer to Purchase and the Letter of Transmittal.

Box 1 [ ]  Please tender ALL my Notes held by you for my account or benefit.

Box 2 [ ]  Please tender LESS than all my Notes. I wish to tender $
           principal amount of Notes (tenders must be in increments of $1,000 principal amount).

Box 3 [ ]  Please do not tender any Notes held by you for my account or benefit.

Date:
-----------------------------------------------
Signature:
--------------------------------------------------------------------------------
Name (please print):
--------------------------------------------------------------------------------
UNLESS A SPECIFIC CONTRARY INSTRUCTION IS GIVEN, YOUR SIGNATURE(S) HEREON SHALL CONSTITUTE AN INSTRUCTION TO US TO TENDER ALL OF YOUR NOTES.

                                        2